Ex-Filing Fees

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

SPIRE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $1.00 per share	457(o)	—	—	$200,000,000	0.0000927	$18,540.00	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$200,000,000		$18,540.00(1)

	Total Fees Previously Paid							—

	Total Fees Offsets							$9,538.44(2)

	Net Fee Due							$9,001.56

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims	Spire Inc.	424(b)(5)	333-231443	May 14, 2019	—	$9,538.44(2)	Equity	Common Stock, $1.00 par value per share	—	$78,700,000	—

Fee Offset Sources	Spire Inc.	424(b)(5)	333-231443	—	May 14, 2019	—	—	—	—	—	$18,180

(1)

Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)

The registrant has previously registered the offer and sale of $150,000,000 of securities pursuant to a prospectus supplement filed by the registrant on May 14, 2019 (the “Prior Prospectus Supplement”) and the automatic shelf registration statement on Form S-3 (File No. 333-231443) filed by the registrant with the Securities and Exchange Commission (the “SEC”) on May 14, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the total registration fee was $18,180, which was fully offset by the registration fee previously paid by the registrant under the prospectus supplement filed with the SEC by the registrant on February 6, 2019 to the prospectus contained in the automatic shelf registration statement on Form S-3 (File No. 333-213759) filed with the SEC by the registrant on September 23, 2016. Of the $150,000,000 of securities registered under the Prior Prospectus Supplement, $78,700,000 of securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $9,538.44 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $18,540 due for this offering. The remaining balance of the registration fee, $9,001.56, has been paid in connection with this offering. The offering that includes the Unsold Securities under the Prior Registration Statement is hereby terminated.